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                                                                           FINAL
                                                                       Asheville



                           PURCHASE AND SALE AGREEMENT

                                      Among

                               CARROLS CORPORATION

                                 (as Purchaser)

                                       And

                            OMEGA FOOD SERVICES, INC.

                                   (as Seller)

                                       And

                                HAROLD W. HOBGOOD

                             (as the Seller's Agent)

                          Dated as of January 15, 1997


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                                TABLE OF EXHIBITS

Exhibit A             Form of Assignment and Assumption of Lease

Exhibit B             Form of Lease Consent and Estoppel Certificate

Exhibit C             Form of Assumption Agreement

Exhibit D             Form of Opinion of Purchaser's Counsel

Exhibit E             Form of Bill of Sale and Assignment

Exhibit F             Form of Opinion of Seller's Counsel

Exhibit G             Lease Amendments

The Exhibits to this Purchase and Sale Agreement are not filed as exhibits to this report. We will furnish supplementally a copy of any of the omitted Exhibits to the Commission upon request.


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                               TABLE OF SCHEDULES

A              Sellers and Restaurants operated by them

1.1(a)         Restaurant Equipment

1.2(c)         Allocation of Purchase Price Among Separate Classes of Assets

1.3(b)(ii)     Base Rent and Percentage Rent for each Lease

1.3(c)         Parking and Easements Agreements

2.5            Required Consents

2.6(b)         Events or items not reflected in Financial Statements

2.7(a)         Non-Conforming Assets

2.9(a)         Liens on Real Properties

2.10(b)        TRA's

2.10(c)        Development Rights

2.11(b)        Compliance with Employment Laws, etc.

2.11(c)        Sellers' Employees and Wages

2.12           Other Contracts

2.13(a)        Employee Pension Benefit Plans

2.13(b)        Employee Welfare Benefit Plans

2.14(a)        Litigation

2.14(c)        Required Licenses

2.15           Environmental Matters


The Schedules to this Purchase and Sale Agreement are not filed as exhibits to this report. We will furnish supplementally a copy of any of the omitted Schedules to the Commission upon request.


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                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (the "Agreement") made as of January ___, 1997 by and between CARROLS CORPORATION, a Delaware corporation, with its principal office at 968 James Street, Syracuse, New York 13203 ("Purchaser"); Omega Food Services [Management], Inc. a Georgia corporation having its principal office at 21 North End Circle, Travelers Rest, South Carolina 29690] ("Seller") and Harold W. Hobgood, an individual resident of DeKalb County, Georgia as agent for the Sellers (the "Seller's Agent") and William R. Collins, Jr., ("Collins") an individual resident of Fulton County, Georgia, and Jacks B. Jingle ("Tingle") an individual resident of Greenville County, South Carolina. (Seller's Agent, Collins and Tingle are sometimes collectively referred to herein as the "Principals"):

                              W I T N E S S E T H:

        WHEREAS, Seller operates Burger King restaurants in the Asheville, North Carolina area, respectively identified by address and Burger King Franchise number on Schedule A annexed hereto (each restaurant is hereinafter sometimes referred to individually as a "Restaurant" and collectively as the "Restaurants");

        WHEREAS, Seller is the owner or lessee of certain personal property used or held for use in or in connection with the conduct of business at the Restaurants and Seller is the owner or lessee of certain buildings, other real property and land upon and in which the Restaurants are located (individually, the "Real Property" and collectively, the "Real Properties");

        WHEREAS, Seller proposes to sell, and Purchaser proposes to purchase, the Assets (as hereinafter defined) of Seller;

        WHEREAS, Seller occupies the Real Properties, pursuant to a lease agreement (each, a "Lease" and, collectively, the " Leases") and proposes to assign to Purchaser, and Purchaser proposes to accept such assignment of Seller's leasehold interest with respect to the Real

        NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE; CLOSING

        SECTION 1.1 Assets To Be Conveyed. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties hereinafter set forth, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser at Closing (as hereinafter defined), and Purchaser agrees to purchase and accept the assignment, transfer, conveyance and delivery from Seller at Closing of, all of the following assets used or located in or held for use in connection with the Restaurant operated by Seller (collectively, the "Assets") free and clear of all mortgages, liens, security interests, encumbrances, equities, claims, pledges, charges, liabilities and other obligations of whatever kind and character (collectively referred to herein as "Liens"), except for such liens as are specifically permitted as provided herein:

               (a) Restaurant Equipment. All of the machinery, equipment, furnishings, supplies, spare equipment parts and all other personal property (other than Inventory, as hereinafter defined) owned by Seller and used or held for use in, or in connection with, the operation of the Restaurants, including but not limited to the assets set forth in



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Schedule 1.1 (a) annexed hereto (collectively, "Restaurant Equipment");

        (b)   Leasehold   Improvements.   All  fixtures   and  other   leasehold
improvements owned by Seller in the Restaurants ("Leasehold Improvements");

        (c) Franchise Agreements. The Burger King franchise agreements for the Restaurants (the "Franchise Agreements") and Target Reservation Agreements ("TRA's") or other territorial or development rights with Burger King;

               (d) Inventories. All of the food, related paper products, uniforms and promotional items owned by Seller or otherwise used or held for use in or in connection with the business being conducted at the Restaurants including cash in store banks at closing, (collectively, "Inventory");

               (e) Leased Assets. All of the right, title and interest of Seller in any item of personal property which is not owned by it but is leased by it or otherwise is used or held for use, in or in connection with the business being conducted at the Restaurants, including but not limited to, the assets set forth on Schedule 1.1(e) annexed hereto (collectively the "Leased Assets");

               (f) Miscellaneous Assets. All of the right, title and interest of Seller in any other asset or property owned, leased, subleased, used or held for use in, or in connection with the business being operated at the Restaurants including, but not limited to, contract rights and other general intangibles. Specifically excluded from the assets sold are all office equipment, furniture, fixtures, land and building located at 21 North End Circle, Travelers Rest, South Carolina.

        (g) Additional Development Sites. All of the rights, title and interest in any additional site, currently being developed as a Burger King restaurant by Seller ("New Sites").

        SECTION 1.2      Purchase Price for Assets.

               (a) The Purchase Price less the Escrow Fund (as such terms are hereinafter defined,) for the Assets shall be payable at the Closing to Seller's Agent (on behalf of Seller) either (i) by Federal funds bank wire transfer to an account designated by Seller's Agent or (ii) by delivery of one or more certified checks; except, however, the Purchase Price to be paid for the Inventory shall be paid in the manner set forth in Section 1.2(b)(ii) below.

               (b) As used herein, "Purchase Price" shall mean:

                         (i)  For  the  Assets  of  Seller,   exclusive  of  the
Inventory, the aggregate sum of Five Million Dollars ($5,000,000.00);

                         (ii) For the  Inventory,  the amount  equal to the cost
therefor as charged to Seller by its unaffiliated supplier or vendor. The cost of the Inventory of Seller shall be determined by physical inventories to be taken on the Closing Date in the Restaurants or the evening prior to the Closing Date after the Restaurants have closed for business and in any other location where Inventory may be located. Seller and Purchaser shall each have the right to have at least one of its representatives present at the taking of such inventories. The representatives shall submit a written report of the results of such inventories promptly after Closing to both Sellers' Agent and Purchaser. Promptly after receiving such report Seller's Agent shall then price the inventories shown on such report by multiplying the physical items by their cost, determined as aforesaid, and Seller's Agent shall submit such priced inventory (the "Priced Inventory Report") to Purchaser. If Purchaser and Seller's Agent are unable to agree upon the Priced Inventory Report within 10 days after Seller's Agent and Purchaser have received the Priced Inventory Report, the Priced Inventory Report shall be determined an independent accounting firm selected by Seller and Purchaser, whose determination shall be final and binding upon Seller and Purchaser. Within 30 days after the final determination of the purchase price for the Inventory, Purchaser shall pay said amount by check to Seller's Agent.

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               (c) With respect to the Assets being sold by Seller, the Purchase
Price therefor shall be allocated among the separate classes of assets comprising the Assets of Seller in the manner set forth on Schedule 1.2(c) annexed hereto and the Seller and Purchaser shall prepare and file their respective tax allocation forms consistent with such allocations.

               (d) For the New Sites, Purchaser shall pay to Seller all of Seller's reasonable third party hard and soft construction costs relating to New Sites, less any construction allowances or rebates received by Seller from the landlord on such sites.

        SECTION 1.3 Real Properties: Sale of Real Properties, Assignment of Leases; Easements and Parking Agreements. Subject to the terms, provisions and conditions contained in this Agreement and on the basis of the representations and warranties hereinafter set forth, at the Closing, Seller shall assign to Purchaser all of its leasehold interest in the Real Properties and shall assign, sublease or otherwise transfer to Purchaser all of its right, title and interest in and to all parking and other access agreements or arrangements relating to the Real Properties, as follows:

               (a) Assignment of Leases. (i) At Closing, Seller shall assign to Purchaser all of Seller's right, title and interest as tenant under the Leases pursuant to the form of Assignment and Assumption of Lease (the "Lease Agreement") annexed hereto as Exhibit A. The Lease Assignment shall be executed and delivered at Closing by Seller and Purchaser.

                         (ii) The expiration  dates,  monetary terms and renewal
terms for each of the Leases are as set forth in Schedule 1.3(a)(ii).

               (b) Lease Assignment Consent. At Closing, Seller shall deliver to Purchaser a Consent to Assignment and Estoppel Certificate in the form annexed hereto as Exhibit B (the "Lease Assignment Consent") pursuant to which the respective landlords shall: (i) acknowledge and consent to the applicable Lease Assignment, and (ii) confirm all of the information set forth in the first and last sentences of Section 2.9(b).

               (c) Parking,  Easements and Related  Agreements.  Schedule 1.3(c)
annexed hereto with respect to Seller sets forth all written or oral parking leases, easements, agreements, grants, licenses, options and any other agreement (collectively referred to herein as "Easements") pursuant to which Seller is granted, for use in connection with the Restaurants, parking privileges or rights, current or prospective, and/or rights of access of any kind or nature in and to the applicable Real Property. At Closing Seller shall deliver to Purchaser such documentation in form and substance satisfactory to Purchaser and its counsel which effectively assigns or transfers Seller's rights under both recorded and unrecorded Easements to Purchaser (hereinafter individually referred to as an "Easement Assignment", and, collectively, as the "Easement Assignments").

               (d) Nondisturbance Agreements. With respect to the Leases which are "subleases", Seller shall deliver to Purchaser "nondisturbance" agreement(s) from the underlying lessor(s) in form and substance reasonably acceptable to Purchaser. With respect to Real Properties which are owned, in whole or in party, by the Principals, or any Affiliates, Seller will deliver lender "nondisturbance" agreements from any lenders holding mortgages, deeds of trust or similar instruments on such Real Properties. Seller shall use best efforts to deliver, at closing, lender "nondisturbance" agreements with respect to Real Properties which are not owned, in whole or in part, by the Principals or Affiliates. All "nondisturbance" agreements referred to in this Section 1.3(d) are hereinafter referred to as the "Nondisturbance Agreements".

               (e) Seller shall deliver to Purchaser a Memorandum of Lease for each Lease (collectively the "Memoranda of Leases") which shall set forth the material terms of the Lease, and confirm the assignment to Purchaser, which Memoranda of Leases shall be in form to permit the recording thereof with the local register of deeds of the respective counties where the Real Properties are located.

                         (iii) The leases for  Restaurant  Nos.  7170,  and 7201
shall be amended as set forth in the



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Lease Amendments attached as Exhibit G.

               (f) With respect to New Sites, where Seller has executed a lease agreement, such lease agreement will be assigned to Purchaser at closing. In the event Seller has acquired the real estate relating to such New Sites, Seller shall convey at Closing to Purchaser said real estate, at Seller's cost. Seller shall assign to Purchaser, any letters of intent or purchase contracts with respect to any other New Sites.

        SECTION 1.4      Assumption of Liabilities

               (a) No Assumption by Purchaser. The parties hereto hereby agree and acknowledge that Seller is not selling, transferring, assigning, delivering or otherwise conveying, and Purchaser is not purchasing, receiving, acquiring or otherwise assuming, any liabilities of Seller, or any of its Affiliates except as specifically set forth in Section 1.4(b) hereof. Purchaser shall neither be liable for any liability or obligation of Seller, or any of its Affiliates nor shall it be required to indemnify Seller, or any of its Affiliates against any liability or obligation other than those so specifically assumed or indemnified, as the case may be.

        Without limiting the generality of the foregoing, Purchaser is not assuming and shall not indemnify Seller, or any of its Affiliates against any liability, obligation, duty or responsibility of Seller, or any of its
Affiliates:

                         (i)  arising   from,   or  out  of,  the  ownership  or
operations or use of, or incurred in connection with, or incurred as a result of any claim made against Seller, or any of its Affiliates in connection with, any Restaurant, Asset, Real Property, Real Property Lease or Assumed Contract (as hereinafter defined) on or prior to, or relating to any time period prior to 6:00 A.M. on the Closing Date;

                         (ii) any Federal, state or local income taxes, transfer
taxes, sales taxes or any other kind of tax of whatever kind including, without limitation, any such tax that may arise from or by reason of the transactions contemplated by this Agreement;

                         (iii) with respect to any wages, vacation, severance or
sick pay or any rights under any stock option, bonus or other incentive arrangement that have accrued as of the Closing Date;

                         (iv) with  respect  to any  employment,  consulting  or
similar arrangement to which Seller is a party or for which Seller is responsible;

                         (v) with respect to any Plan (as  hereinafter  defined)
whether arising before, on or after the Closing Date; or

                         (vi) under any Laws (as hereinafter  defined)  relating
to public health and safety and pollution or protection of the environment, including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes or any materials defined or categorized by any of the above as "Hazardous Materials", "Hazardous Substances", or similar or related designations (collectively referred to herein as "Environmental Laws").

               (b) Assumption of Assumed Contracts. Seller shall assign to, and Purchaser shall accept assignment of and assume from and after the Closing Date, all of the rights, obligations and liabilities of Seller attributable to the period after the Closing Date, under the Franchise Agreements, Real Property Leases, Easements and the Other Contracts (as hereinafter defined) (collectively, the "Assumed Contracts").

        SECTION 1.5      Closing; Deliveries.

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               (a) Date.  The closing of the  transactions  contemplated  hereby
(the "Closing") shall take place at the offices of the Seller, (or such other location as shall be agreed upon by the parties) on a date which shall be mutually agreed upon by the parties, but in no event more than 90 days after Burger King Corporation ("Burger King") shall have granted its consent to this transaction (the "BKC Consent Date"), provided, however, that if, through no fault of the parties hereto, all of the conditions to the parties' obligations to close hereunder are not satisfied or waived on the date so designated, the Closing shall be adjourned to a subsequent mutually agreeable date not later than 60 days after the BKC Consent Date unless further extended by mutual agreement by the parties. The "Closing Date" is the date Closing actually takes place.

               (b) Delivery of Documents. At the Closing, Seller's Agent and Purchaser shall deliver to each other the respective documents and other items set forth in Article V.

        SECTION 1.6      Adjustments.

               (a) All customary prorations with respect to (i) the Real Properties; (ii) obligations under the Assumed Contracts; (iii) utility charges and (iv) personal property taxes, shall be adjusted between the parties as of 6:00 A.M. on the Closing Date. Payment, if any, owed by Purchaser to Seller or by Seller to Purchaser by reason of such adjustments shall be made at the Closing (by adjustment of the Purchase Price, if practicable) or as soon as reasonably practicable thereafter.

               (b) Seller shall pay all sales taxes, and transfer taxes, if any, including, without limitation, any transfer taxes relating to the conveyance of the Real Properties, applicable to its transaction at the Closing. Seller shall be responsible for all franchise assignment fees owed to Burger King in connection with the assignment of the Franchise Agreements to Purchaser.

               (c) All "minimum" or "fixed rentals" and any other monetary obligations accruing under Leases shall be adjusted for the month in which the Closing occurs. In the event the period used in computing and/or adjusting percentage rental (hereinafter referred to as the "Adjustment Lease Year") under any of the Leases commences before the Closing Date and ends after the Closing Date, such percentage rental shall be adjusted at the end of the Adjustment Lease Year for such Leases so affected as follows:

                         (i)  Seller  shall  be  required  to pay to  Purchaser,
within ten days after the expiration of the Adjustment Lease Year, an amount equal to the lesser of (1) the amount of percentage rental due for such Adjustment Lease Year or (2) the "Percentage Rent Contribution" determined by the following formula:

        (A - B) x C x D = Percentage Rent Contribution
        ---------------
             365

in which:

        A =      Total net sales or  similar  term as  defined  in  such   Lease
                 used  in  determining  such  percentage   rental  during   such
                 Adjustment Lease Year;

        B =      The "sales break point" for such Lease;

        C = Number of days during the Adjustment Lease Year prior to, but not including, the Closing Date; and

        D =      Percentage rent factor for such Lease.

provided, however, that, in the event the above formula yields a negative amount as the Percentage Rent Contribution, the Percentage Rent Contribution shall be deemed equal to zero; and

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                         (ii) Purchaser shall be required to pay directly to the
lessor under the Lease the percentage rental, if any, due for the Adjustment Lease Year.

                         (iii) In the event  Percentage  Rent is paid quarterly,
the formula shall be adjusted to provide for a quarterly calculation in lieu of an annual calculation.

               (d) Seller shall pay to Purchaser the value of Seller's employee benefit matters pursuant to Section 4.11 below.

        SECTION 1.7 Appointment of Seller's Agent. Seller irrevocably appoints and authorizes Seller's Agent to do all such acts and things as agent on its behalf and to exercise all such rights, powers and privileges in relation to this Agreement as fully and completely as Seller could on its own behalf, together with all such powers as are reasonably incidental thereto. Seller agrees that the foregoing appointment and powers are coupled with an interest and every party acting hereunder shall be entitled to rely on any action taken or omitted by Seller's Agent on behalf of Seller.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller, jointly and severally, represent, warrant, covenant and agree to and with Purchaser as follows:

        SECTION 2.1 Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and is duly qualified and licensed to do business in the State of North Carolina which is the only jurisdiction wherein the character of the Real Properties and other Assets owned or leased or the nature of the business of Seller makes such licensing or qualification to do business necessary. Seller has full power and authority (corporate or otherwise) to own its assets, or hold under lease the real property it presently holds under lease including, without limitation, the Real Properties, and to carry on the business in which it is engaged at all locations at which it is presently located including, without limitation, operation of the Restaurants at the Real Properties and to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Seller, as the case may be, pursuant hereto or in connection herewith (this Agreement and all other agreements, documents and instruments to be entered into pursuant to this Agreement or in connection herewith including all exhibits and schedules annexed hereto and thereto are collectively referred to herein as the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby.

        SECTION 2.2 Governing Instruments. The copies of the Governing Instruments (as defined in Section 10.6) of Seller, and all amendments thereto to date, as certified by the secretary of Seller have heretofore been delivered to Purchaser, and are complete and correct. Seller is not in default in the performance, observance or fulfillment of any of the provisions, terms or conditions of its Governing Instruments.

        SECTION 2.3 Due Authorization. All requisite authorizations for the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller have been duly obtained. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of Seller, and no other corporate acts or proceedings on the part of Seller or its shareholders are necessary to authorize the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement and each of the other Transaction Documents, upon execution and delivery by Seller, will be the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors rights (collectively "Bankruptcy Laws") and subject to general principles of equity affecting the right to specific performance and injunctive relief.

                                       6

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        SECTION 2.4 No Violation.  The  execution,  delivery and  performance of
this  Agreement  and  the  other   Transaction   Documents  by  Seller  and  the
consummation by Seller of the transactions contemplated hereby and thereby, do not and at Closing will not: (a) violate its Governing Instruments; (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any agreement, indenture, instrument or understanding to which Seller is a party or by which it is bound; (c) violate any judgment, decree, law, rule or regulation to which Seller is a party or by which it is bound; (d) result in the creation of, or give any party the right to create any encumbrance upon the property and assets of Seller; (e) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Seller is a party or by which Seller is subject or bound; or (f) result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to Seller.

        SECTION 2.5 Consents. Schedule 2.5 sets forth a list of all consents, approvals or other authorizations which Seller is required to obtain from, and any filing which Seller is required to make with, any governmental authority or agency or any other Person including, but not limited to, consents required from Burger King (the "Burger King Consents") in connection with the execution, delivery and consummation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby (collectively, the "Required Consents").

        SECTION 2.6      Financial Statements.

               (a) Seller has delivered to Purchaser  its audited  balance sheet as at December 31, 1994 and December, 31, 1995 and the related statements of income, shareholders equity and cash flows for the 12 months ended December 31, 1994 and 1995, respectively, together with the unqualified opinion of Seller's accountants that such financial statements present fairly the financial position of Seller and its subsidiaries (if any) as of the dates thereof and present fairly the results of operations of the Restaurants for the periods covered thereby, in each case in conformity with generally accepted accounting principles consistently applied.

               (b) The financial statements of Seller referred to in Section 2.6(a) (collectively, the "Financial Statements") are true, correct and complete, have been prepared in accordance with generally accepted accounting principles consistently applied and accurately present the results of operations of the Restaurants for the periods covered thereby. There has not been any change between the date of the Financial Statements and the date of this Agreement which has materially affected the financial condition, assets, liabilities, results of operations of the Restaurants and, except as set forth in Schedule 2.6(b), no fact or condition exists or is contemplated or threatened which may cause any such change at any time in the future.

               Without limiting the foregoing since December 31, 1995 with respect to the Restaurants:

                         (i) Seller has not incurred any obligation or liability
(absolute or contingent) except current liabilities incurred in the ordinary course of conduct of business and obligations under Contracts entered in the ordinary course of business; and

                         (ii)  Seller  has not  paid,  loaned  or  advanced  any
amounts to, or sold, transferred, leased, subleased or licensed any Real Properties or Assets to, or entered into any agreement or arrangements with, any Affiliate or associate (and any of such transactions shall have been terminated on or before the Closing Date).

        SECTION 2.7      Assets.

               (a) Seller owns, and will transfer to Purchaser at Closing, good and marketable title to all of its Assets and Assumed Contracts free and clear of all Liens except as otherwise expressly stated herein. The Assets of Seller include all of the operating assets used or held for use in or in connection with the business being conducted by Seller at the Restaurants. To the best knowledge of Seller, all the Assets (with the exception of Restaurant # 206 which is in need of repair and is sold "as is"): (i) are, and on the Closing Date will be, in good operating condition and repair, capable of performing the functions for which such items are currently and normally used, normal wear and tear



                                       7

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

excepted; and (ii) except as set forth in Schedule 2.7(a) annexed hereto, conform, and on the Closing Date will conform, to the standards of Burger King under the terms and conditions set forth in the applicable Franchise Agreements. On the Closing Date, each Restaurant, together with its related Assets and Real Property, taken as a whole, will constitute a fully operable "turn-key" Burger King restaurant sufficient to permit Seller to obtain the unconditional consent of Burger King to the transfer of the Restaurants to Purchaser and to permit Purchaser to immediately operate the business at such Restaurant as presently being conducted therein subject to Purchaser's retention of the employees.

               (b) Seller will transfer and/or assign to Purchaser at Closing all warranties, if any, with respect to its Assets.

        SECTION 2.8 Inventory. The Inventory of Seller consists, and at Closing will consist, of items of quality and quantity usable or salable in the ordinary course of business. The present quality and quantities of all Inventory of Seller are, and the qualities and quantities of all Inventory outstanding at the Closing will be, reasonable in accordance with the current specifications of Burger King. At Closing, the Inventory at each Restaurant shall be sufficient for the operation of such Restaurant for at least 48 hours after the Closing Date, and in no event will there be excess inventory in relation to normal usage.

        SECTION 2.9      Real Properties.

               (a) Seller has delivered to Purchaser true and complete copies of the Leases, together with all amendments thereto. To the best of Seller's knowledge, each applicable owner of the Real Properties has good record and marketable title in fee simple to such real property free and clear of all Liens except as set forth in Schedule 2.9(a). Seller has no knowledge or information of any facts, circumstances or conditions which do or would in any way adversely affect the Real Properties or the operation thereof or business thereon as presently conducted or as intended to be conducted. At or prior to Closing, Seller shall cause to be discharged of record all Liens against Seller or Seller's interest affecting the Real Properties. Each Lease is valid and binding in full force and effect and enforceable in accordance with its terms. There are no existing defaults or offsets which any of the applicable landlords has against the enforcement of its Lease by the Seller and neither Seller nor such landlord is in default under the applicable Lease, nor have any events under any such Lease occurred which, with the giving of notice or passage of time or both, would constitute a default thereunder by either party thereto.

               (b) To the best of Seller's knowledge, the Real Properties and all improvements located thereon and the present use thereof comply with, constitute a valid non-conforming use, or are operating pursuant to the provisions of a valid variance under all zoning laws, ordinances and regulations of governmental authorities having jurisdiction thereof and, to the best of Seller's knowledge, the construction, use and operation of the Real Properties by Seller are in substantial compliance with all Laws. On or prior to Closing, Seller shall deliver to Purchaser true and complete copies of each certificate of occupancy for each Restaurant and all amendments thereto to date. In the event Seller is unable to provide copies of said certificates, Seller shall deliver documentation from the appropriate municipalities indicating that such certificates are not required or no longer exist in their records. Seller also agrees to indemnify and hold Purchaser harmless for all costs, expenses and damage incurred by Purchaser as a result of Seller's inability to provide Purchaser with said certificates of occupancy. Except as set forth in Section
2.7 to the best of Seller's knowledge, the Real Properties and the Restaurants located thereon are in a state of good maintenance and repair and are in good operating condition, normal wear and tear excepted, and (i) Seller is not aware of any material, physical or mechanical defects in any of the Real Properties and or Restaurants, including, without limitation, the structural portions of the Real Properties and Restaurants and the plumbing, heating, air conditioning, electrical, mechanical, life safety and other systems therein and all such systems are in good operating condition and repair (normal wear and tear excepted); and (ii) there are no ongoing repairs to the Real Properties or Restaurants located thereon being made by or on behalf of Seller or being made by or on behalf of any landlord. All necessary occupancy and other certificates and permits, municipal and otherwise, for the lawful use and occupancy of the Real Properties for the purposes for which they are intended and to which they are presently devoted including, without limitation, for the operation of a Burger King restaurant thereon, have been issued and remain valid. There are no pending or threatened actions or proceedings that might prohibit, restrict or impair such use and occupancy or result in the suspension, revocation, impairment, forfeiture



                                       8

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or  non-renewal  of any such  certificates  or permits.  All notes or notices of violation of any Laws, against or affecting any such Real Properties have been complied with. There are no outstanding correcting work orders from any Federal, State, county, municipal or local government, or the owner of the Real Properties or any insurance company with respect to any such Real Properties.

               (c) There are no condemnation or eminent domain proceedings of any kind whatsoever or proceedings of any other kind whatsoever for the taking of the whole or any part of the Real Properties for public or quasi-public use pending or, to the knowledge of Seller, threatened against the Real Properties.

               (d) The Real Properties and all improvements thereon represent all of the locations at which the Seller conducts business relating to the Restaurants and are, now, and at Closing will be, the only locations where any of the Assets are or will be located.

               (e) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any Law or by the normal use and operation of the Real Properties and the Restaurants located thereon are installed to the property lines of the respective Real Properties, are connected pursuant to valid permits, are fully operable and are adequate to service the Real Properties and the Restaurants located thereon and to permit full compliance with all Laws and normal utilization of the Real Properties and the Restaurants located thereon.

               (f) All licenses, permits, certificates, including, without limitation, proof of dedication, required from all governmental agencies having jurisdiction over the Real Properties, and from any other Persons, for the normal use and operation of the Real Properties and the Restaurants located thereon and to ensure adequate vehicular and pedestrian ingress to and egress from the Real Properties and the Restaurants located thereon have been obtained. The Easements are valid and binding, in full force and effect and enforceable in accordance with their respective terms.

        SECTION 2.10     Franchise Agreements.

               (a) Seller has delivered to Purchaser a true, complete and correct copy of the Franchise Agreements and all amendments thereto. Seller owns, and at Closing will transfer to Purchaser, its right, title and interest in the Franchise Agreements, free and clear of all Liens. Subject to the written consent of Burger King, which Seller shall obtain and deliver to Purchaser at or prior to the Closing, Seller has the absolute right and authority to sell, assign, transfer and convey the Franchise Agreements, and Seller does not know or has no reason to know of any event which would give rise to a violation or default under the Franchise Agreements.

               (b) Assignment of TRA's. Schedule 2.10(b) hereto sets forth all rights Seller or any of its Affiliates may have to TRA's with Burger King. Seller shall use best efforts to assist Purchaser in obtaining Burger King's consent to the assignment or transfer to the Purchaser of Seller's rights under the TRA's set forth on Schedule 2.10(b).

               (c) Assignment of Development Rights. Schedule 2.10(c) hereto sets forth all territorial and development rights Seller or any of its Affiliates may have from Burger King regarding the exclusive right to develop any Burger King restaurant within a specified territory (the "Development Rights"). Seller shall use best efforts to obtain Burger King's consent to the assignment or transfer to Purchaser of the Development Rights.

        SECTION 2.11     Employment Arrangements.

               (a) Except as required by Law, Seller has no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, retainer or consulting arrangements, or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangement.

               (b) Except as set forth on Schedule 2.11(b), within the last five years Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except as set forth on



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

Schedule 2.11(b), (i) to the best knowledge of Seller, Seller is in substantial compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice, charge or complaint against Seller pending or threatened before the National Labor Relations Board; (iii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Seller; (iv) no question concerning representation has been raised or is threatened respecting the employees of Seller; and (v) no grievance which might have an adverse affect on Seller or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist.

               (c) Schedule 2.11(c) sets forth a true and complete list of (i) the names of all manager and assistant managers employed by Seller at the Restaurants as of the date hereof, the date such individuals were first employed by Seller, how long such individuals have been at the particular Restaurants and the salary payable to such persons and (ii) the names of all other persons employed by Seller at the Restaurants as of the date hereof, and the salary or hourly wage payable to each such person, and (iii) the total number of vacation days accrued by all persons employed by Seller and the total monetary value of such accrued vacation for all such persons. From and after the date hereof, Seller, the Principals or any of their respective Affiliates will not remove any management personnel (manager and assistant managers) from the Restaurants or relocate such management personnel to any other restaurants owned or operated by Seller, the Affiliates or their respective Affiliates and at Closing the Restaurants in accordance with Burger King standards.

        SECTION 2.12     Contracts and Arrangements.

               (a) Except for the Franchise Agreements, Leases, Easements, and the Contracts set forth on Schedule 2.12 hereto (the Contracts set forth on
Schedule 2.12 being referred to herein, collectively, as the "Other Contracts"), Seller has no Contract relating to the Restaurants, Assets or Real Properties, including, without limiting the generality of the foregoing, any (i) Contract for the purchase or sale of Inventory; (ii) Contract for the purchase or sale of supplies, services or other items; (iii) Contract for the purchase, sale or lease of any Restaurant Equipment; (iv) Franchise Agreement or license agreement; and (v) employment or consulting agreement or pension, disability, profit sharing, bonus, incentive, insurance, retirement or other employee benefit agreement.

               (b) Seller has delivered to Purchaser a true, complete and correct copy of each Other Contract applicable to it together with all amendments (if oral, a written description of the terms thereof) thereto.

               (c) Seller has performed all obligations required to be performed under each Other Contract relating to its business and is not in breach or default or in arrears in any respect under the terms thereof. Seller has received no notice of the termination of any such Other Contract prior to the expiration of the scheduled term thereof or has knowledge of the intent of a party to any such Other Contract to do the same, nor has any event occurred which, with notice or the passage of time or both, would constitute a default under any such Other Contract. Seller has the right, under the terms of each Other Contract, to assign such Other Contract to Purchaser.

               (d) Except for powers of attorney granted to attorneys and accountants for representation before taxing authorities, Seller has not given any power of attorney (revocable or irrevocable) to any Person for any purpose whatsoever.

        SECTION 2.13     ERISA.

               (a) Schedule 2.13(a) Contains a true and complete list of all "employee pension benefit plans" (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including all "multi-employer plans" (as defined in ERISA section 3(37)), and any other stock bonus, pension, or profit sharing plans described in section 401a of the Internal Revenue Code of 1986, as amended (the "Code"), that Seller or any other entity which would be considered in a controlled group or under common control or as a single employer with Seller under ERISA sections 4001(a)(14) or (b) or Code sections 414(b), (c), (m), or (o) presently maintains or is obligated to contribute or had maintained or had an obligation to contribute at any time within the past five years.

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

               (b) Schedule 2.13(b) contains a true and complete list of all "employee welfare benefit plans" as defined in ERISA section 3(1) and all deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance (including, without limitation, benefits in the event of a change of ownership in whole or in part, of Seller), disability, hospitalization, medical insurance, child care, educational assistance, or other employee benefit plan, program or arrangement currently maintained by any Seller or to which any Seller has an obligation to contribute.

               (c) Seller has delivered or made available to Purchaser true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the plans, programs or arrangements described in Section 2.13(a) and (b) (collectively the "Plans").

               (d) There are no actions, audits, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened, against any Plan or any fiduciary of any Plan or against the assets of any Plan.

               (e) Seller has no obligation to any retired or former employee with respect to, nor made any oral or written representation or communication to any retired or former employee regarding, the provisions of any disability (long or short term), hospitalization, medical, dental or life insurance plans (whether insured or self-insured) or any other "employee welfare benefit" plan as defined in ERISA section 3(1).

        SECTION 2.14 Litigation, Compliance with Laws and Consents.

               (a) Except as set forth on Schedule 2.14(a), there are no suits, grievances, complaints, charges, inquiries, proceedings, hearings, demands, notices, demand letters, claims, actions, causes of action or investigations before any court, tribunal, governmental or regulatory authority or any other Person (each an "Action" and, collectively, "Actions") now pending, or, to the knowledge of Seller, in prospect or threatened against, Seller or any of its respective officers, directors or partners, at law or in equity, whether or not fully covered by insurance, in connection with the Assets, Leases, Assumed Contracts, Real Properties, Restaurants, business, affairs, properties or assets of Seller.

               (b) To the best knowledge of Seller, Seller at all times during the past has been, and at Closing, will be, in substantial compliance in all respects with all laws (whether statutory or otherwise) rules, regulations, orders, ordinances, judgments, injunctions, demands, or decrees of any governmental authority (Federal, state, local or otherwise) (collectively "Laws") applicable to its business, affairs, properties or assets. Neither Seller, nor any officer, director or authorized agent of Seller is in default with respect to, and has not been charged or to its knowledge threatened with, nor is under investigation with respect to any violation of any Laws relating to any aspect of its business, affairs, properties or assets including, but not limited to, the Restaurants, Assets, Leases, Assumed Contracts, and the Real Properties.

               (c) Set forth on Schedule 2.14(c) hereto is a list of all licenses, permits, approvals, permissions, qualifications, consents and other authorizations (collectively "Licenses") which are required to be obtained in connection with the ownership, use or operation of the Restaurants, the Assets, Leases or the Real Properties ("Required Licenses"). Except as set forth in
Schedule 2.14(c), Seller has obtained each of the Required Licenses and each such Required License is and on the Closing Date will be, validly issued and in full force and effect and there are not now, and at Closing shall not be any Actions pending, and to Seller's knowledge, any Actions in prospect or threatened, challenging the Required Licenses.

        SECTION 2.15 Environmental Matters. Except as set forth in Schedule 2.15 annexed hereto: (i) Seller has obtained all Licenses which are required under any Environmental Laws; (ii) to the best of Seller's knowledge, Seller is in substantial compliance with all terms and conditions of the Required Licenses and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or code, plan, order, decree or judgment relating to public health and safety and pollution or protection of the environment or any notice or demand letter issued, entered, promulgated or approved thereunder; (iii) there are no civil, criminal or administrative Actions pending, or to Sellers' knowledge threatened, against Seller relating in any way to any Environmental Law or any regulation, code, plan,



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order, decree,  judgment,  injunction,  notice or demand letter issued, entered, promulgated or approved thereunder; and (iv) Seller does not know or has any reason to know of, nor has Seller received any notice of any facts, events or conditions which would interfere with or prevent continued compliance with, or give rise to any common law or legal liability under any Environmental Law.

        SECTION 2.16 Insurance Policies. Seller has maintained with financially sound and reputable insurers insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by reputable companies in the same or similar business, of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. All of the applicable insurance policies are valid and enforceable and in full force and effect and will be continued in full force and effect up to and including the Closing Date.

        SECTION 2.17 Tax Returns. Seller has filed all Federal income tax returns and all state and local income, franchise and sales tax returns and all real property tax returns and any other tax return which was required to be filed as of the date of this Agreement, and will timely file or obtain extensions of time to file all returns which were not required to be filed prior to the date hereof. As of the date hereof, no taxes are past due, no tax liabilities have been assessed or proposed which remain unpaid and all current payroll taxes have been paid. Seller is not aware of any basis upon which any assessment of additional Federal, state or local income or other taxes could be made, and Seller has not signed any extension agreement with the Internal Revenue Service or any other governmental agency or given waiver of a statute of limitations with respect to the payment of taxes for periods for which the statute of limitations has not expired. Seller shall be liable for all tax liabilities in connection with the operation of the Restaurants, the Assets, the Leases, the Easements and Assumed Contracts, which cover periods prior to the Closing Date. Seller shall be liable for all transfer, sales and similar tax liabilities, if any, in connection with the assignment of the Leases and Assumed Contracts, and the transfer of any rights under the Easements. All taxes which Seller is required by law to withhold or collect have been duly withheld or collected and to the extent required have been paid over to the proper governmental authorities on a timely basis or reflected as an obligation on the current Financial Statements of the Seller.

        SECTION 2.18 Adverse Restrictions. Seller is not subject to any charter, by-law, Lien, lease, agreement, instrument, order, judgment or decree, or any other restriction of any kind or character, or, any law rule or regulation, which now is or in the future could be burdensome or which could affect materially adversely the Restaurants or the business conducted therein, Assets, Real Properties, Leases, the Easements or Assumed Contracts. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereby will not result in the violation or breach of, default or the creation of any Lien under any of the aforesaid.

        SECTION 2.19 Brokers. No broker, finder or selling agent has had a part in bringing about any of the transactions contemplated by this Agreement or the other Transaction Documents (including, but not limited to, the conveyance of the Owned Real Properties and the assignment of the Leases) and no commission or other fee is due to any party in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

        SECTION 2.20 Material Information. The Financial Statements, this Agreement, the other Transaction Documents and any exhibit, schedule, certificate, or other information, representation, warranty or other document furnished or to be furnished by Seller to Purchaser pursuant to or in connection with any of the foregoing, do not (i) contain, nor will the same contain, any untrue statement of a material fact; or (ii) omit, nor will the same omit, or fail to state, a material fact required to be stated herein or therein or which is necessary to make the statements herein or therein not misleading.

        SECTION  2.21  Continuing   Representations.   The  representations  and
warranties of Seller herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

                                   ARTICLE III

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

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents, warrants, covenants and agrees to and with Seller that:

        SECTION 3.1 Organization and Corporate Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority (corporate and other) to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by Purchaser pursuant hereto or in connection herewith and to consummate the transactions contemplated hereby and thereby.

        SECTION 3.2 Certificate of Incorporation and By-Laws. Copies of the Certificate of Incorporation and By-Laws of Purchaser and all amendments thereto to date, as certified by the Secretary of Purchaser, have heretofore been delivered to Seller's Agent by Purchaser, and are complete and correct as of the date of this Agreement and will be complete and correct as of the Closing Date. Purchaser is not in default in the performance, observance or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws.

        SECTION 3.3 Due Authorization. All requisite authorizations for the execution, delivery, performance and satisfaction of this Agreement and the other Transaction Documents by Purchaser have been duly obtained. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser and no other corporate acts or proceedings on the part of Purchaser or its shareholders are necessary to authorize the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement and each of the other Transaction Documents, upon execution and delivery by Purchaser, will be the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by Bankruptcy Laws and subject to the general principles of equity affecting the right to specific performance and injunctive relief.

        SECTION 3.4 No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (a) violate its Certificate of Incorporation or By-Laws; (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement, indenture, instrument or understanding to which Purchaser is a party or by which it is bound; (c) violate any judgment, decree, law, rule or regulation to which Purchaser is a party or by which it is bound; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Purchaser is a party or by which Purchaser is subject or bound; or (e) result in any suspension, revocation, impairment, forfeiture or non-renewal of any license, qualification, authorization or approval applicable to Purchaser.

        SECTION 3.5 Consents. Except for the Burger King Consents, the consent of Purchaser's senior lender and any filings that Purchaser may be required to make with the Securities and Exchange Commission, Purchaser is not required to obtain any consents, approvals or other authorizations or to make any filing with any governmental authority or agency or any other Person in connection with the execution, delivery and consummation of this Agreement and other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

        SECTION 3.6 Brokers. No broker, finder or selling agent has had a part in bringing about any of the transactions contemplated by this Agreement or the other Transaction Documents (including, but not limited to, the conveyance of the Real Properties and the assignment of the Leases) and no commission or other fee is due to any party in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

        SECTION 3.7 Material Information. This Agreement, the other Transaction Documents and any exhibit, schedule, certificate or other information representation, warranty or other document furnished or to be furnished by Purchaser to Seller do not (a) contain, nor will the same contain, any untrue statement of a material fact; or (b) omit, nor will the same omit or fail to state, a material fact required to be stated herein or therein or which is


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

necessary to make the statements herein or therein not misleading.

        SECTION 3.8 Continuing Representations. The representations and warranties of Purchaser herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

        SECTION 4.1 Access to Records and Properties Prior to the Closing Date. Between the date of this Agreement and the Closing Date, Seller shall give Purchaser, its directors, officers, employees, accountants, counsel and other representatives and agents ("Representatives") reasonable access to the premises, properties, books, financial statements, Contracts, records of Seller, relating to the Restaurants, the Assets, Real Properties, Leases, the Easements and Assumed Contracts, and shall furnish Purchaser with such financial and operating data and other information with respect to the business and properties of Seller as Purchaser shall from time to time reasonably request for such purposes as Purchaser shall require. Any such investigation or examination shall be conducted at reasonable times and upon reasonable notice to Seller's Agent. Notwithstanding inspections, audits or other studies undertaken by or on behalf of Purchaser hereunder or any other due diligence investigation undertaken by or on behalf of Purchaser, Seller shall not be relieved in any way of responsibility for their warranties, representations and covenants set forth in this Agreement.

        SECTION 4.2      Operation of the Business of Seller.

               (a) Between the date of this Agreement and the Closing Date, Seller shall conduct the operation of the Restaurants in the ordinary and usual course of business, consistent with past practices and will use its best efforts to preserve intact the present business organization with respect to the Restaurants, to keep available the services of its officers and employees, and to maintain satisfactory relationships with landlords, franchisors, dealers, licensors, licensees, suppliers, contractors, distributors, customers and others having business relations with it and the Restaurants and will maintain the Restaurants, Real Properties, and Assets in a condition conducive to the operation of the business currently carried on therein.

               (b) Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, Seller will not:

                         (i) Keep and  maintain its books of account and records
other  than  in  accordance  with  generally  accepted   accounting   principles
consistent with past practices;

                         (ii) Amend or restate  any  Governing  Instrument,  the
Leases, the Franchise Agreements Development Rights or any other material Contract;

                         (iii) (A)  Increase in any manner the  compensation  of
any of the employees at any of the Restaurants other than in the ordinary course of business, consistent with past practices; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any Plan, whether past or present; or (C) commit itself in relation to the Restaurants, the employees at the Restaurants or the Real Properties, to any new or renewed Plan with or for the benefit of any Person, or to amend any of such Plans or any of such agreements in existence on the date hereof;

                         (iv)  Permit  any  of  its  insurance  policies  to  be
canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies are in full force and effect providing coverage, in form, substance and amount equal to or greater than the coverage under those canceled, terminated or lapsed for substantially similar premiums;

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

                         (v) Enter into any other  Contracts  whether written or
oral which, individually or in the aggregate, would be material to the Restaurants, Assets, Real Properties, Leases, the Easements or the Assumed Contracts, except Contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of the businesses or operations of Seller;

                         (vi) Take any action  which would  result in any of the
representations or warranties contained in this Agreement or the other Transaction Documents not being true at and as of the time immediately after such action at and as of the Closing Date, or in any of the covenants contained in this Agreement or other Transaction Documents becoming unperformable or which would have a materially adverse impact on the transactions contemplated hereby or thereby;

                         (vii) Operate the  Restaurants  or otherwise  engage in
any practices which would materially affect sales at the Restaurants; or

                         (viii) Agree (in writing or otherwise) to do any of the
foregoing.

        SECTION 4.3 Supplements to Disclosures. Prior to the Closing Date, Seller will promptly supplement or amend the information set forth herein and in the Schedules and Exhibits referred to herein with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described herein or in a Schedule or Exhibit or which is necessary to correct any information herein or in a Schedule or Exhibit or in any representation and warranty, which has been rendered inaccurate thereby.

        SECTION 4.4 No Other Asset Sales. From the date hereof until the Closing Date, Seller shall not, directly or indirectly and whether by means of a sale of assets, sale of stock, merger or otherwise:

               (a) sell, transfer, assign or dispose of, or offer to, or enter into any Contract to sell, transfer assign or dispose, of the Assets or any interest therein, except for normal operations in the ordinary course of business; or

               (b) encourage, initiate or solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any non-public information to any Person concerning any such transaction and Seller's Agent shall promptly communicate to Purchaser the substance of any inquiry or proposal concerning any such transaction which may be received.

        SECTION 4.5 Regulatory Filings and Consents. From the date hereof until the Closing Date, each of the parties hereto shall furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency and Seller shall use its best efforts to obtain all Licenses and Required Consents from third parties necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each party shall furnish to the other copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Purchaser, Seller, or any of their respective Representatives and agents, on the one hand, and any government agency or authority or third party, on the other hand, with respect to this Agreement and the other Transaction Documents and transactions contemplated hereby and thereby.

        SECTION 4.6      Announcements; Confidentiality.

               (a) From the date of this Agreement until Closing, except as required by Laws, no announcement of the existence or terms of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby shall be made publicly or to the employees or customers of Seller, by any party to this Agreement or any of its respective Representatives without the advance written approval of the other parties.

               (b) Purchaser, on the one hand, and Seller and the Principals, on the other hand, each shall hold in



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strict  confidence,  and  shall  use  their  best  efforts  to cause  all  their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all
confidential   and   proprietary   information   (collectively,    "Confidential
Information") concerning Seller and the Principals (in the case of Purchaser) and Purchaser (in the case of Seller and the Principals) which is created or obtained prior to, on or after the date hereof in connection with the transactions contemplated hereby, and Purchaser, Seller and the Principals each shall not use or disclose to others, or permit the use or disclosure of, any such information created or obtained except to the extent that such information can be shown to have been (i) previously known by Purchaser, and Seller or the Principals, as the case may be; and (ii) in the public domain through no fault of a party or any of its Representatives, and will not release or disclose such information to any other Person, except its officers, directors, employees, Representatives and lending institutions who need to know such information in connection with this Agreement.

               (c) If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except (i) as required by law or (ii) to the extent such information comes into the public domain through no fault of a party or any of its Representatives.

        SECTION 4.7      [INTENTIONALLY OMITTED].

        SECTION 4.8      Bulk Sales.

               (a) Purchaser hereby waives compliance by Seller with the provisions of the North Carolina Uniform Commercial Code Bulk Sales laws. Seller and the Principals hereby agree to pay and discharge, promptly when due, all claims of creditors which may be asserted against Purchaser by reason of such noncompliance. Purchaser also hereby waives compliance by Seller with the provisions of any applicable bulk sales state or local tax laws on effect in North Carolina. The bulk sales laws referred to in Section 4.8 hereof are referred to herein, collectively, as the "Bulk Sales Laws". Seller and the Principals shall hold a sufficient amount of net cash proceeds in trust to pay all its creditors as and when their claims come due and hold and save Purchaser harmless against any loss, damage or expense, including reasonable attorney's fees and costs incurred by Purchaser as a result of or attributable to the parties' failure to comply with such provisions.

        SECTION 4.9 Financial Statements and Reports. Between the date hereof and the Closing Date, Seller's Agent shall deliver to Purchaser:

               (a) within five business days after the end of each calendar month, a written statement, certified by Seller's Agent, of the Gross Sales of each Restaurant for that month; and

               (b) within five business days of their availability, such financial statements relating to each Restaurant as may be prepared by Seller, which shall be prepared on a basis consistent with past practices.

        SECTION 4.10 Environmental Matters. (a) Within 5 days after receipt of approval of the transaction by Burger King and waiver of Burger King's right of first refusal, Purchaser shall, at its sole cost and expense, obtain current "Level-One" or "Phase I" environmental site assessments (hereinafter "Phase I's") for each of the Real Properties, which shall be conducted by a reputable, licensed environmental services company (the "Environmental Company"). The Environmental Company shall be selected by Purchaser.

               (b) In the event any of the Phase I's shall recommend that a "Level-Two" or "Phase II" environmental site assessment (hereinafter "Phase II's") be performed, or shall disclose any environmental conditions which Purchaser, in its reasonable discretion, believes should be investigated further, Seller, at its sole cost and expense, shall promptly cause Phase II's for each Real Property so affected to be performed by the Environmental Company.

               (c) In the event that a Phase II shall identify a Real Property which is affected by an environmental condition which requires abatement or remediation (an "Environmentally Damaged Restaurant"), Purchaser shall have the option, to be exercised within ten days of receipt of such Phase II, to: (i) require Seller to promptly perform the

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

remediation  at  Seller's  sole  cost  and  expense;  or (ii)  elect to have the
Environmentally  Damaged  Restaurant  and the  Real  Property  upon  which  such
Restaurant is located, and all other Assets relating to such Restaurant, withdrawn from this transaction, whereupon the purchase price for the Assets shall be reduced by an amount (referred to herein as the "Damage Credit") which shall be determined by Purchaser and Seller's Agent by taking into account the sales, profitability and location of such Restaurant, as well as any other relevant material facts or factors related to the value of such Restaurant, the Assets related thereto or the Real Property upon which it is located. In the event Purchaser and Seller's Agent are unable to agree upon the Damage Credit, such dispute shall be submitted to arbitration pursuant to Section 10.15 of this Agreement. In the event Purchaser elects to require the Seller to perform the necessary remediation at such Restaurant, the Closing shall occur pursuant to this Agreement except a portion of the purchase price equal to the Damage Credit shall be held in escrow by the attorneys for Purchaser pending completion of such remediation. In the event such remediation is not completed within 90 days after the date Purchaser has elected to have the Seller proceed with such remediation, Purchaser shall have an additional option to withdraw the Environmentally Damaged Restaurant from this transaction, exercisable within 30 days from date Purchaser's additional option shall arise, whereupon the Damage Credit shall immediately be paid to Purchaser. Notwithstanding the foregoing, if the reasonable estimated cost to remediate an Environmentally Damaged Restaurant exceeds $250,000, Seller may also elect to have such Restaurant withdrawn from the transaction, whereupon the Purchase Price shall be reduced by the Damage Credit.

               (d) In the event that the Phase II's shall identify 2 or more Real Properties affected by environmental conditions requiring remediation or abatement, Purchaser shall have the option to terminate this Agreement, which option shall be exercisable within 20 days from the date Purchaser shall have received the Phase II's disclosing such conditions. In the event Purchaser shall not elect to terminate this Agreement, the provisions of Section 4.10(c) above shall apply to each Restaurant so affected.

        SECTION 4.11 Employee Benefit Matters. Seller shall pay to Purchaser, at Closing, the value of any liabilities it may have with respect to any wages, vacation, severance or sick pay, or any rights under any stock option, bonus or other incentive arrangements of its respective employees which shall have accrued as of the Closing Date. For the purposes hereof, such accrued liabilities shall be determined as if Seller does not terminate the employment of their respective employees on the Closing Date.

               (b) Seller shall assume full responsibility and liability for offering and providing "continuation coverage" to any employee of Seller, and to "qualified beneficiaries" of any employee of Seller or to any qualified beneficiary who incurs a multiple qualifying event after the Closing Date provided that the employee or "qualified beneficiary" incurs a "qualifying event" prior to the Closing Date. The continuation coverage shall be provided under a group health plan of Seller or an affiliate of Seller. The type of coverage shall be that described in Section 4980B(f)(2)(A) of the Code. The continuation coverage shall be provided for the period described in Section 4980B(f)(2)(A) of the Code. "Continuation coverage", "qualified beneficiaries", and "qualifying event" have the meanings given such terms under Section 4980B of the Code. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any "Damages" (as defined in Section 7.2(a) below) arising out of Seller's failure to offer the continuation coverage described herein.

        SECTION 4.12 Access to Restaurants Prior to Closing. Within 48 hours prior to the Closing Date, Seller shall give Purchaser and its Representatives access to the Restaurants for the purposes of facilitating Purchaser's conversion of the cash register systems. Such access by Purchaser shall be upon reasonable prior notice and Purchaser agrees to use best efforts to conduct said activities in such manner so as not to unreasonably interfere with the operation of Seller's business. To the extent there is storage space available at the Restaurants and the same shall not cause undue burden on Seller, Purchaser may also, at its sole risk, store its register equipment at the Restaurants. To further facilitate the Purchaser's integration of the Restaurant's systems, the Selling Persons hereby covenant and agree to close the Restaurants to business at 8:00 p.m. on the date immediately preceding the Closing Date.

        SECTION 4.13 Covenants of the Principals. By their respective signatures at the end of this Agreement, the Principals agree to observe and be bound by the provisions of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.11, 4.14, 10.1, 10.8,
10.11 and Articles VII and VIII hereof.

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

        SECTION 4.14 No Solicitation. During the term of this Agreement, Seller of the Principals and any party acting through or on behalf of Seller or Principals shall not (i) solicit, initiate or encourage any inquiries, proposals or offers from any Person for, or enter into any discussions or agreements with any Person with respect to, the acquisition of any equity interest in the business of Seller, or all, or substantially all, of the assets of Seller (an "Acquisition Transaction"), (ii) furnish or cause to be furnished any non-public information concerning the business and operations of Seller and the Principals, to any Person (other than any of the parties hereto and their officers, directors, employees, consultants and agents) or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. The Seller and the Principals shall promptly notify the Purchaser of any inquiry or proposal received by the Seller with respect to any such Acquisition Transaction.

        SECTION 4.15     HSR Act Filing.

               (a) The Seller shall timely and promptly make all filings which are required under the HSR Act. Seller shall supply the Purchaser with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Seller or its counsel, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any other foreign, federal, state, county, or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Purchaser shall have the right to review and approve all such correspondence, filings and communications and shall have the right to participate in any discussions or negotiations with the FTC, the Antitrust Division and any other governmental, regulatory or administrative agency or authority or members of their respective staffs.

               (b) The Purchaser will cause its "ultimate parent" (as such term defined in the HSR Act) to timely and promptly make all filings which are required under the HSR Act. The Purchaser will supply the Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Purchaser or its "ultimate parent" or their respective counsel, on the one hand, and the FTC, the Antitrust Division or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                                    ARTICLE V

                      CONDITIONS TO OBLIGATIONS OF PARTIES

        SECTION 5.1 Conditions to the Obligations of Seller and Purchaser. The obligations of Purchaser and Seller to consummate the transactions contemplated by the Transaction Documents are subject to the satisfaction at or prior to the Closing of the following conditions, except to the extent that any such condition may have been waived in writing by both Seller's Agent and Purchaser at or prior to the Closing:

               (a) Impediments to Closing. No Actions shall have been instituted or shall be pending or threatened which questions the validity or legality of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and which could reasonably be expected to damage materially the business or assets of Seller if the transactions contemplated hereby or thereby are consummated. No injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents or which would make the consummation of such transactions unlawful and no Actions shall have been instituted and remain pending to restrain or prohibit the transactions contemplated by this Agreement and the other Transaction Documents.

               (b) Burger King Corporation shall have granted its consent to this transaction and shall not have exercised its right of first refusal.

                                       18

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

        SECTION 5.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction at or prior to the Closing of the following conditions, except to the extent that any such condition may have been waived in writing by Seller's Agent at or prior to the Closing:

               (a) Representations, Warranties and Performance. The representations, warranties, covenants and agreements of Purchaser contained in this Agreement and the other Transaction Documents or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby or thereby shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; the Purchaser shall have performed or complied with all agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date; and Seller's Agent shall have received a certificate to the foregoing effect dated the Closing Date in form satisfactory to him signed by an officer of Purchaser.

               (b) Governing Instruments, etc. Seller's Agent shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Purchaser certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of its Certificate of Incorporation and all amendments, if any, thereto as of the date thereof; (ii) is a true and correct copy of its By-Laws; (iii) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution and delivery of this Agreement and each other Transaction Document to be delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby; and (iv) are the names, the signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, and any certificate, document or other instrument in connection herewith.

               (c) Payment of Purchase Price. Purchaser shall have tendered to Seller's Agent the Purchase Price payable at Closing in accordance with Section 1.2(a).

               (d) Assumption of Assumed Contracts. Seller shall have received from Purchaser an Assumption Agreement substantially in the form annexed as Exhibit C hereto.

               (e) Opinion of Counsel. Seller's Agent shall have received an opinion of counsel for Purchaser, as of the Closing Date, substantially in the form annexed as Exhibit D hereto.

               (e) Closing Under the Greenville/Spartenberg Contract. The parties hereto have simultaneously entered into a Purchase and Sale Agreement of even date herewith covering the sale of 18 Burger King restaurants in the Greenville, N.C./Spartenberg, S.C. (the "Greenville/Spartenberg Contract"). Seller's obligations to close under this Agreement is expressly conditioned upon the closing under the Greenville/Spartenberg Contract, either to Purchaser, or to Burger King Corporation by virtue of their right of first refusal.

        SECTION 5.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction at or prior to the Closing of the following additional conditions, except to the extent that any such condition may have been waived in writing by Purchaser at or prior to the
Closing:

               (a) Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of Seller contained in this Agreement and the other Transaction Documents, or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby or thereby shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; Seller and the Principals shall have performed or complied with all agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date; and Purchaser shall have received certificates to the foregoing effect dated the Closing Date in form satisfactory to Purchaser signed by the Chief Executive Officer of Seller.

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               (b) Governing  Instruments,  etc. Purchaser shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of each Governing Instrument and all amendments if any thereto as of the date thereof; (ii) is a true copy of all corporate actions taken by it, including resolutions of its board of directors and shareholders authorizing the execution and delivery of this Agreement and each other Transaction Document to be delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby; and (iii) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

               (c) Instruments of Transfer. Seller shall have delivered to Purchaser a bill of sale and assignment ("Bill of Sale") substantially in the form annexed as Exhibit E hereto, a Lease Assignment (if applicable) and any other documents of transfer which Purchaser reasonably shall request in order to evidence and effectuate the sale and assignment to Purchaser of the Assets, the Real Property Leases, the Assumed Contracts and the consummation of all other transactions contemplated by this Agreement and the other Transaction Documents.

               (d) Consents. Seller shall have obtained, and delivered to Purchaser, copies of the Required Consents applicable to it in form and substance satisfactory to Purchaser.

               (e) Opinion of Counsel. Purchaser shall have received an opinion or opinions of counsel for Seller, as of the Closing Date, substantially in the form attached hereto as Exhibit F.

               (f) No Material Adverse Change. There shall have been no material adverse change, nor any events which could have a material adverse change, in the business, operations, prospects or financial or other condition of any Restaurant or in the respective Assets or Real Properties from the date hereof to the Closing Date (the "Interim Period") nor shall have there been, for all Restaurants in the aggregate, a decrease of five percent or more in Gross Sales or Gross Profit during the Interim Period, as compared with the same period during the prior calendar year. For purposes hereof, "Gross Profit" shall mean total Gross Sales reduced by the sum of food and other goods. At Closing, Purchaser shall have received a certificate dated the Closing Date in form satisfactory to Purchaser signed by the Chief Executive Officer of Seller, and attested to by the Secretary of Seller, to the foregoing effect.

               (g) Environmental Due Diligence. Purchaser shall have completed its environmental due diligence of the Restaurants, Real Property and Assets and have received results which are satisfactory to Purchaser in its sole discretion.

               (h) Title and Property Due Diligence. Purchaser shall have inspected the physical condition of the Restaurants and completed its title due diligence of the Real Properties and shall be satisfied with the condition of the Restaurants and the state of title of the Real Properties in its sole discretion.

               (i) Financial Due Diligence. Purchaser shall have completed it's due diligence of Seller's Financial Statements and shall be satisfied with the results thereof.

               (i) Other Documents.  Seller shall have delivered to Purchaser:

                         (i) the Assignment of the Leases, each Assumed Contract
and the Lease Assignment Consents;

                         (ii) The Easement Assignments;

                         (iii) a fully executed original counterpart of the Real
Property Leases;

                         (iv)  receipts  for  funds  paid to  Seller's  Agent by
Purchaser;

                         (v) certificates dated no earlier than 30 days prior to
the Closing Date, from appropriate


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authorities in the State of its  jurisdiction of  incorporation,  as to the good standing of Seller;

                         (vi) the Nondisturbance Agreements;

                         (vii) the Memoranda of Leases;

                         (viii) The  modifications to the leases for Restaurants
Nos. 7179 and 7201 have been entered into between Seller and Purchaser.

                         (ix) all other  documents,  instruments  and agreements
required to be delivered by Seller to Purchaser pursuant to this Agreement and the other Transaction Documents.

               (i) Senior Lender's Consent. Purchaser shall have received, if necessary, the written consent of its senior lender to the transactions contemplated hereby.

                                   ARTICLE VI

                              DAMAGE OR DESTRUCTION

        SECTION 6.1 Damage to or Destruction of One Restaurant. If prior to the Closing Date, one of the Restaurants (hereafter referred to as a "Damaged Restaurant") incurs substantial damage or is destroyed by fire or other casualty (whether or not such destruction is covered by insurance) Purchaser shall have the option, to be exercised within 30 days of the date of such fire or casualty, to: (i) require the applicable Seller to promptly repair, rebuild and/or replace such Damaged Restaurant at such Seller's sole cost and expense; or (ii) elect to have the Damaged Restaurant and the Real Property upon which such Restaurant is located, and all other Assets relating to such Restaurant, withdrawn from this transaction, whereupon the purchase price for the Assets shall be reduced by an amount equal to the Damage Credit. In the event Purchaser and Seller's Agent are unable to agree upon the Damage Credit, such dispute shall be submitted to arbitration pursuant to Section 10.15 of this Agreement. In the event Purchaser elects to require the Seller to rebuild and/or replace such Restaurant, the Closing shall occur pursuant to this Agreement except a portion of the purchase price equal to the Damage Credit shall be held in escrow by the attorneys for Purchaser pending completion of the repair and/or restoration of the Damaged Restaurant. In the event such restoration or repair is not completed within 90 days after the date Purchaser has elected to have the Seller proceed with the repair and/or restoration, Purchaser shall have an additional option to withdraw the Damaged Restaurant from this transaction, exercisable within 30 days from date Purchaser's additional option shall arise, whereupon the Damage Credit shall immediately be paid to Purchaser.

        SECTION 6.2 Damage to or Destruction of 5 or More Restaurants. In the event 2 or more Restaurants are destroyed or incur substantial damage prior to the Closing, Purchaser shall have the option to terminate this Agreement, which option shall be exercisable within 30 days from the date the option to terminate shall arise. In the event Purchaser shall not elect to terminate this Agreement, the provisions of Section 6.1 above shall apply to each Restaurant so affected.

        SECTION 6.3 Notification of Damage or Destruction. Seller's Agent shall immediately notify Purchaser of any destruction or damage to any of the Real Properties or Assets.

                                   ARTICLE VII

                                 INDEMNIFICATION

        SECTION  7.1   Survival   of   Representations.   All   representations,
warranties, covenants and other agreements made by each party hereto in this Agreement shall survive the Closing.

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        SECTION 7.2  Agreement to Indemnify.  Subject to the  conditions of this
Article VII:

               (a) Purchaser hereby agrees to indemnify, defend and hold harmless Seller and the Principals from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorney's fees, costs and disbursements and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Seller directly or indirectly, arising out of or resulting from (i) a breach of any representation, warranty, covenant or agreement of Purchaser contained in or made pursuant to this Agreement (including but not limited to enforcement of this Article VII), the other Transaction Documents or the transactions contemplated hereby or thereby or any facts or circumstances constituting such a breach; and (ii) any indebtedness, obligation or liability assumed by Purchaser pursuant to Section 1.4(b) hereof and (iii) the operation, use or ownership of the Restaurants, Assets, Real Property Leases, Real Properties, the Easements and Assumed Contracts, during, or which have otherwise accrued from or otherwise relate to, the period of time after the Closing Date; and

               (b) Seller and the Principals, jointly and severally, hereby agree to indemnify, defend and hold harmless Purchaser and its officers, directors and shareholders from and against all Damages asserted against or incurred by Purchaser or such officers, directors and shareholders, directly or indirectly, arising out of or resulting from: (i) a breach of any representation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement (including but not limited to enforcement of this Article VII, the other Transaction Documents or any facts or circumstances constituting such a breach; (ii) any indebtedness, obligations or liabilities of Seller including, but not limited to, any liability or obligation set forth in
Section 1.4(a), and the tax liabilities set forth in Section 2.17 other than those expressly assumed by Purchaser hereunder, (iii) a breach of or otherwise arising under any Environmental Law to the extent the same arises out of any condition or state of facts or otherwise relates to the period of time commencing on the date of possession by the Seller of the Real Property in question and ending on the Closing Date; (iv) the operation, use or ownership of the Restaurants, Assets, Real Properties, Leases, the Easements and Assumed Contracts during, or which have otherwise accrued from or otherwise relate to the period of time prior to the Closing Date; (v) Seller's failure to pay and discharge all claims of creditors which may be asserted against Purchaser by reason of Purchaser's waiver of compliance by Seller of the Bulk Sales Laws; and
(vi) any claims made with respect to any Plan.

        SECTION 7.3 Conditions of Indemnification. The obligations and liabilities of an indemnifying party under Section 7.2 with respect to Damages for which it must indemnify another party hereunder (collectively, the "Indemnifiable Claims") shall be subject to the following terms and conditions:

               (a) The indemnified party shall give the indemnifying party notice of any such Indemnifiable Claim which notice shall set forth in reasonable detail the basis for and amount of the Indemnifiable Claim, and the circumstances giving rise thereto. If the Indemnifiable Claim is a third-party claim, the notice must contain a copy of any papers served on the indemnified party.

               (b) If the Indemnifiable Claim is not a third-party claim, unless within 30 days of receipt by the indemnifying party of notice of the
Indemnifiable Claim the indemnifying party sends written notice to the indemnified party disputing the facts giving rise to the Indemnifiable Claim or the amount of Damages stated in the notice, the Damages stated in the notice shall become due and payable upon the expiration of such 30 day period. If, however, the indemnifying party disputes the facts, giving rise to the Indemnifiable Claim or the amount of Damages stated in the notice within such 30 day period and the dispute cannot be resolved within the following 90 days, the dispute shall be submitted to arbitration pursuant to Section 10.15 of this Agreement.

               (c) If the Indemnifiable Claim is a third-party claim, the indemnifying party may undertake the defense thereof at its own expense by representatives of its own choosing reasonably satisfactory to the indemnified party and will consult with the indemnified party concerning such defense during the course thereof. If the indemnifying party, within 30 days after receipt of notice of any Indemnifiable Claim (or such shorter period as is necessary to prevent prejudice to the indemnified party, if such 30 day period would prejudice the rights of the indemnified party), fails to defend, the indemnified party will (upon further notice to the indemnifying party) have the

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right to undertake the defense,  compromise or settlement of such  Indemnifiable
Claim on behalf of and for the account and risk of and at the expense of the indemnifying party. In addition, if there is a reasonable probability that a
third-party   Indemnifiable   Claim  may  materially  and  adversely  affect  an
indemnified party, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Indemnifiable Claim.

               (d) Anything in this Section 7.3 to the contrary notwithstanding, neither the indemnifying party nor the indemnified party, as the case may be, may settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof, without the written consent of the other, which consent may not be unreasonably withheld or delayed.

        SECTION 7.4 Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto. Either party may, among its other remedies, offset the amount of any Indemnifiable Claim which becomes due and payable to it or to its shareholders, officers or directors, against any payments to be made or consideration to be paid to the other pursuant to this Agreement or any of the other Transaction Documents including, but not limited to, the Leases.

                                  ARTICLE VIII

                             COVENANT NOT TO COMPETE

        SECTION 8.1 Covenant Not to Compete. (a) Seller and the Principals jointly and severally covenant and agree that it, he or she will not, directly or indirectly, for its, his or her own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise:

                         (i) for a period of two  years  from the  Closing  Date
own, operate, manage, develop, or otherwise engage in any "fast service hamburger restaurant business" or operation, in any of the counties where the Restaurants are located, or any counties in which Purchaser presently operates Burger King restaurants (the "Restricted Area"). For the purposes of this Agreement, a "fast service hamburger restaurant business" is deemed to be a fast food, or fast service restaurant, in which at least 30% of the sales are derived from the sale of hamburgers or hamburger related products. By way of example, fast service hamburger businesses shall include, but shall not be limited to:
McDonald's, Hardee's, Wendy's, Johnny Rockets and Checkers; Examples of businesses not considered fast service hamburger businesses include: Shoney's, Denny's, Chili's and Steak & Shake.

                         (ii) for a period of five years from the Closing  date,
own, manage, develop or otherwise engage in the operation of a Burger King restaurant within three miles of any of the Restaurants or within three miles of a restaurant that Purchaser develops pursuant to a TRA which BKC allows Seller to assign or otherwise transfer to Purchaser; or

                         (iii) for a period of three years following the closing
Date, employ or solicit the employment or engagement by others of any executive or management level employees of the Restaurants who are employed by or in any of the Restaurants as of the date of this Agreement. Seller and the Principals shall not, however, be restricted from hiring such individuals after 10 days after the date such individuals are no longer employed by Purchaser.

               (b) The provisions of Section 8.1(a) shall not preclude Seller, the Principals or any Affiliate of Seller or from owning and operating any Burger King restaurant which is owned or operated by Seller, the Principals or any Affiliate of Seller as of the date of this Agreement.

        SECTION 8.2 Geographic Area Reasonable; Reduction of Geographical Area and Time. Seller and the Principals acknowledge that the restricted period of time and geographical area specified in Section 8.1 hereof are reasonable. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified under Section 8.1 hereof should be determined to be unreasonable in any judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such


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period of time as shall be determined to be reasonable.

        SECTION 8.3 Effect of Breach. The parties acknowledge that any breach of this Section 8 will cause Purchaser irreparable harm for which there is no adequate remedy at law, and as a result, Purchaser shall be entitled to the issuance by an arbitrator or court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Seller or the Principals , as the case may be, from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Purchaser may have at law or in equity.

                                   ARTICLE IX

                                   TERMINATION

        SECTION 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

               (a) By mutual written consent of Seller's Agent and Purchaser;

               (b) By Seller's Agent on behalf of Seller, if (i) there has been a material misrepresentation or breach of warranty on the part of Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Seller's Agent; (ii) Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof from Seller's Agent; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties;

               (c) By Purchaser, if (i) there has been a material misrepresentation or breach of warranty on the part of Seller in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Purchaser; (ii) Seller has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof, from Purchaser; or (iii) any condition to Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Purchaser and is not waived by Purchaser;

               (d) By Purchaser in the circumstances provided in Section 4.10(d) or 6.2;

               (e) By Seller's Agent on behalf of Seller, if the Closing shall not have occurred on or before the Outside Date; provided that Seller's Agent shall not be entitled to terminate this Agreement pursuant to this clause if the failure of Seller or Seller's Agent to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date;

               (f) By Purchaser, if the Closing shall not have occurred on or before the Outside Date; provided that Purchaser shall not be entitled to terminate this Agreement pursuant to this clause if the failure of Purchaser to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date; and

               (g) By Seller's Agent on behalf of Seller, or by Purchaser, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Purchaser, or Seller, from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

        SECTION 9.2 Effect of Termination; Right to Proceed. In the event that a party wishes to terminate this Agreement pursuant to Section 9.1, it shall give written notice thereof whereupon all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of the material covenants and


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

agreements imposed upon it, hereunder; (ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder and (iii) that the agreements contained in Sections 4.6, 10.3 and 10.4 and Article VII shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, no party shall have any obligation to the other hereunder arising out of the occurrence of an event or circumstance not within the control of such party which event or circumstance resulted in a representation or warranty of such party ceasing to be true.

                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.1 Further Assurances. Each of the parties hereto shall without further consideration execute and deliver to any other party hereto such other instruments of transfer and take such other action as any party may reasonably request to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

        SECTION 10.2 Waiver and Amendment. No provisions of this Agreement may be amended, supplemented or waived at any time except by a written instrument executed by the parties hereto, or in the case of a waiver, by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

        SECTION 10.3 Remedies. In the event of a default under this Agreement or the Transaction Documents, the aggrieved party may proceed to protect and enforce its rights by a suit for damages, suit in equity action at law or other appropriate proceeding, whether for specific performance, or for an injunction against a violation of any terms hereof or thereof or in aid of the exercise of any right, power or remedy granted thereby or by law, equity, statute or otherwise. The foregoing shall include, but shall not be limited to, allowance for recovery by the aggrieved party of all of its fees and expenses and disbursements incurred by it in connection with the transactions contemplated hereby and in the Transaction Documents, including, without limitation, the reasonable fees and expenses of its counsel, accountants, agents and representatives employed by it. No course of dealing and no delay on the part of any party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such party's rights, powers or remedies. No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute, or otherwise.

        SECTION 10.4     Expenses.

Except as expressly otherwise provided for in this Agreement, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement and the other Transaction Documents, including without limitation all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

        SECTION 10.5 Entire Agreement. This Agreement and the other Transaction Documents and the Exhibits and Schedules referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto.

        SECTION 10.6     Definitions.  For the purposes of this Agreement:

                         (i) "Affiliate" shall mean, with respect to any Person,
any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by


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or is under common control with the other of such Persons.

                         (ii)  "Contract"  shall mean any  contract,  agreement,
purchase order, sales order, guaranty, option, mortgage, promissory note, assignment, lease, franchise, commitment, understanding or other binding arrangement, whether written, oral, express or implied.

                         (iii) The term  "Control",  with respect to any Person,
shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with a Contract with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                         (iv) The term "Governing  Instruments" shall mean, with
respect to any Person, the certificate of incorporation, articles of incorporation, bylaws, code of regulations or other organizational or governing documents howsoever denominated of such Person.

                         (v)  "Person"  shall mean an  individual,  partnership,
corporation, joint venture, unincorporated organization, cooperative, or a governmental entity or agency thereof.

        SECTION 10.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        SECTION 10.8 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served in writing and delivered personally, sent by telecopier, Federal Express or other reputable overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, at the addresses set forth below:

                         (a) if to Purchaser, to:

                             Carrols Corporation
                             968 James Street
                             Syracuse, New York 13203-6969
                             Telecopier Number:  (315) 475-9616
                             Attention: Daniel T. Accordino, President; and
                                        Joseph A. Zirkman, Esq.

                         (b) if to Seller or Seller's Agent, to:

                             Harold W. Hobgood
                             450 Covington Cove
                             Alphoretta, GA  30202

                         with a copy to:

                         Albert Daykin
                         861 Holcomb Bridge Road
                         Suite 209
                         Roswell, Georgia 30076

or such other address as any party hereto may, from time to time, designate in a written notice given in a like manner (which change of address shall only be effective upon actual receipt of same by the other party). Notices shall be deemed delivered: (i) three days after the date the same is postmarked if sent by registered or certified mail; (ii) on the date the same is delivered personally; (iii) the next business day after delivery to the courier service, if sent by Federal


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Express or other reputable overnight courier and (iv) upon receipt by the sender of telecopier confirmation, if sent by telecopier.

        SECTION 10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the heirs, executor, personal representatives, legal representatives, successors and assigns of the parties hereto, and shall not be assignable by either party without the prior written consent of the other party.

        SECTION10.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to such state's conflict of laws rules.

        SECTION 10.11 Consent to Jurisdiction; Service of Process. (a) Except with respect to disputes wherein the parties have expressly agreed herein to submit such dispute to arbitration, the parties hereto irrevocably submit to the jurisdiction of the United States District Court for the Northern District of Georgia over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court.

               (b) Each of the parties hereto consents to process being served by any party to this Agreement in any suit action or proceeding of the nature specified in subsection 10.8 (a) above by mailing a copy thereof in accordance with the provisions of Section 10.8 of this Agreement or in any other manner provided by law.

        SECTION 10.12 Severability. Whenever possible, each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 10.13 Purchaser's Designated Affiliate. Purchaser may designate one or more of its wholly-owned subsidiaries or Affiliates to carry out all or part of the transactions contemplated hereby to be carried out by Purchaser.

        SECTION 10.14 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 10.15    Alternative Dispute Resolution (ADR)

               (a) A meeting shall be held promptly between the parties, attained by representatives of each party having decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

               (b) If within thirty (30) days after such meeting the parties have not succeeded in reaching a settlement of the dispute, they shall submit the dispute to mediation in accordance with the procedures of a mutually acceptable neutral ADR provider. The parties shall select through the ADR provider a trained neutral mediator, agree upon a place, date and time for the mediation not exceeding thirty (30) days from the initial negotiation meeting of paragraph 1 above. The parties agree to participate in good faith in the mediation to its conclusion and shall share equally the costs of mediation.

               (c) If the Parties are not successful in resolving the dispute within thirty (30) days after the last mediation session, then it shall be submitted to binding arbitration under the rules of a mutually agreed to organization not affiliated with either party to the dispute. The parties shall select through the ADR provider a single arbitrator, agree upon a place, date and time for the arbitration not exceeding sixty (60) days from the last mediation session of paragraph 2 above. The arbitration process shall include an internal appeal rule which provides an appeal process, if requested by one of the parties, within ten (10) days following the date of the arbitrator's award. The parties shall share

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equally the costs of the arbitration  process. The appealing party shall pay the costs of the appeal process, if used.



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IN WITNESS  WHEREOF,  the parties  hereto have  caused  this  Purchase  and Sale
Agreement to be executed as of the date first written above.

                         CARROLS CORPORATION

                         By: /s/ JOSEPH ZIRKMAN
                             ------------------------------
                             Name:  Joseph Zirkman
                             Title:    Vice President


                         OMEGA FOOD SERVICES, INC.

                         By: JACKS B. TINGLE
                             -------------------------------
                             Name: Jacks B. Tingle
                             Title: President
                                    -------------------------------

        The  undersigned   are  signing  this  Agreement  in  their   individual
        capacities solely to agree to the provisions of Section 4.13 hereof.

/s/ HAROLD W. HOBGOOD
-----------------------------
Harold  W. Hobgood

/s/ JACKS B. TINGLE
-----------------------------
Jacks B. Tingle

/s/ WILLIAM R. COLLINS
-----------------------------
William R. Collins


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